Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of September 14, 2015 (this “Amendment”), is entered into among ALBEMARLE CORPORATION, a Virginia corporation (the “Company”), ALBEMARLE GLOBAL FINANCE COMPANY SCA, a Belgian partnership limited by shares (“société en commandite par actions” - “commanditaire vennootschap op aandelen”) (the “Belgian Borrower” and together with the Company, collectively, the “Borrowers”), the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below and as amended by this Amendment).

RECITALS

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of February 7, 2014 (as amended by that certain First Amendment to Credit Agreement dated as of August 15, 2014 and that certain Second Amendment to Credit Agreement and Increase of Aggregate Commitments dated as of December 23, 2014, the “Credit Agreement”);

WHEREAS, the Company has requested an extension of the Maturity to February 7, 2020; and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement and extend the Maturity Date as provided herein.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Amendments.

(a)    Section 1.01.

(i)    The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Rating S&P/Moody’s/ Fitch	Applicable Rate for Eurocurrency Rate Loans	Applicable Rate for Base Rate Loans	Letter of Credit Fee	Facility Fee

1	BBB+/Baa1/BBB+ or better	1.000%	0.000%	1.000%	0.125%
2	BBB/Baa2/BBB	1.100%	0.100%	1.100%	0.150%
3	BBB-/Baa3/BBB-	1.300%	0.300%	1.300%	0.200%
4	BB+/Ba1/BB+	1.500%	0.500%	1.500%	0.250%

5	worse than BB+/Ba1/BB+ or unrated	1.700%	0.700%	1.700%	0.300%

For purposes of the foregoing, (a) if each of Moody’s, S&P and Fitch shall have a Debt Rating in effect and the Debt Ratings established by such rating agencies shall fall within different Levels in the foregoing table, the Applicable Rate shall be based on the Level in which two of such Ratings shall fall or, if there shall be no such Level, on the Level in which the second highest of the three Debt Ratings shall fall; (b) if only two of S&P, Moody’s and Fitch shall have Debt Ratings in effect, then the Applicable Rate shall be based on the Level in which the higher Debt Rating shall fall unless one of such Debt Ratings is two or more Levels lower than the other, in which case the Applicable Rate shall be based on the Level next above that of the lower of the two Debt Ratings; (c) if only one of S&P, Moody’s and Fitch shall have a Debt Rating in effect, then the Applicable Rate shall be based on the Level next below that in which such Debt Rating shall fall; and (d) if none of Moody’s, S&P and Fitch shall have a Debt Rating in effect, then the Applicable Rate shall be based on Level 5. If the rating system of S&P, Moody’s or Fitch shall change, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined as provided above as if the affected rating agency did not have a Debt Rating in effect. For the avoidance of doubt, Level 1 in the table above is the “highest” Level and Level 5 is the “lowest” Level.

Initially, the Applicable Rate shall be determined based upon Pricing Level 3. Thereafter, each change in the Applicable Rate, if any, resulting from a publicly announced change in a Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Company to the Administrative Agent of notice thereof pursuant to Section 7.03(c) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
Determinations by the Administrative Agent of the appropriate Pricing Level shall be conclusive absent manifest error.
“Change of Control” means an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) acquires directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower or any Person directly or indirectly Controlling the Borrower; or (b) a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board of directors on the Closing Date, (ii) whose election or nomination to that board of directors or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least two-thirds of that board of directors or equivalent governing body or (iii) whose election or nomination to that board of directors or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least two-thirds of that board of directors or equivalent governing body.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Debt Rating” means, as of any date of determination, the rating as determined by any of S&P, Moody’s or Fitch of the Company’s non-credit-enhanced, senior unsecured long-term debt.

“Maturity Date” means the later of (a) February 7, 2020 and (b) if maturity is extended pursuant to Section 2.15, such extended maturity date as determined pursuant to such Section; provided however that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Borrower and, solely for purposes of the delivery of incumbency certificates pursuant to Section 5.01, the secretary or any assistant secretary of a Borrower and, solely for purposes of notices given pursuant to Article II, any of the foregoing officers and any other officer of the applicable Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent pursuant), appropriately completed and signed by a Responsible Officer of the applicable Domestic Borrower.

(ii)    The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Fitch” means Fitch Ratings, Inc., or any successor or assignee of the business of such company in the business of rating securities.

“Third Amendment Effective Date” means September 14, 2015.

(b)    Section 2.02. Section 2.02(a) of the Credit Agreement is hereby amended to read as follows:

(a)    Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Committed Loans as the same Type shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by: (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 12:00 noon (i) three Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of Special Notice Currency) prior to the requested date of any Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies and (iii) one Business Day prior to the requested date of any Committed Borrowing of Base Rate Loans. Each Committed Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Committed Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans is being requested, (ii) the requested date of the Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) if applicable, the Alternative Currency requested with respect thereto and (vii) the applicable Borrower. If a Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans on the last day of the Interest Period applicable thereto; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

(c)    Section 2.04. Section 2.04(b) of the Credit Agreement is hereby amended to read as follows:

(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by: (A) telephone or (B) a Swing Line Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and a multiple of $100,000 in excess thereof, (ii) the requested borrowing date, which shall be a Business Day and (iii) the applicable Domestic Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 12:00 noon on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower.

(d)    Section 2.15.

(i)    Section 2.15(a) of the Credit Agreement is hereby amended to read as follows:

(a)    Requests for Extension. One time after the Third Amendment Effective Date, the Company may, by notice to the Administrative Agent (who shall promptly notify the Lenders) request that each Lender extend such Lender’s Maturity Date for an additional year from the Maturity Date then in effect hereunder (the “Existing Maturity Date”).

(ii)    Section 2.15(f) of the Credit Agreement is hereby amended to read as follows:

(f)    Conditions to Effectiveness of Extensions. As a condition precedent to such extension, the Company shall deliver to the Administrative Agent a certificate of each Borrower dated as of the date of such extension (in sufficient copies for each Extending Lender and each Additional Commitment Lender) signed by a Responsible Officer of such Borrower (i) certifying and attaching the resolutions adopted by such Borrower approving or consenting to such extension and (ii) in the case of the Company, certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all material respects on and as of the date of such extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 7.01, and (B) no Default exists. In addition, on the Maturity Date of each Non-Extending Lender, each Borrower shall prepay such Borrower’s outstanding Obligations owing to the Non-Extending Lenders on such date in full (and pay any additional amounts required pursuant to Section 3.05) and shall make such other payments to the other Lenders to the extent necessary to keep outstanding Committed Loans and other appropriate Obligations ratable with any revised Pro Rata Shares of the respective Lenders effective as of such date.

(e)    Section 6.20. Section 6.20(a) of the Credit Agreement is hereby amended to read as follows:

(a)    The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees, agents, affiliates and representatives with applicable Sanctions, and the Borrowers and their Subsidiaries and, to the knowledge of the Borrowers and their Subsidiaries, their respective directors, officers, employees, agents, affiliates and representatives, are in compliance with applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Borrower being included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority. None of the Borrowers, nor any of their Subsidiaries, nor, to the knowledge of the Borrowers and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is any Borrower or any Subsidiary located, organized or resident in a Designated Jurisdiction.

(f)    Section 7.03. Section 7.03(c) of the Credit Agreement is hereby amended to read as follows:

(c)    if unrated, any announcement by Moody’s, S&P or Fitch of any Debt Rating, or if rated, any announcement by Moody’s, S&P or Fitch of any change or possible change in a Debt Rating.

(g)    Section 7.08. Section 7.08 of the Credit Agreement is hereby amended to read as follows:

7.08    Compliance with Laws.

(a) Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings; or (ii) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect and and (b) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees, agents, affiliates and representatives with anti-corruption laws and applicable Sanctions.

(h)    Section 9.01. Section 9.01(g)(i) of the Credit Agreement is hereby amended to read as follows:

(i)     The Company or any Subsidiary (other than an Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; or

(i)    Section 11.07.

(i)    Section 11.07(b)(v) of the Credit Agreement is hereby amended to read as follows:

(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).

(ii)    The first sentence in Section 11.07(d) of the Credit Agreement is hereby amended to read as follows:

Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) or the Company or any of the Company’s Affiliates or Subsidiaries or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the L/C Issuer and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(j)    Section 11.22. Section 11.22 of the Credit Agreement is hereby amended to read as follows:

11.22    Electronic Execution of Assignments and Certain Other Documents.

The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent, the L/C Issuer nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent, the L/C Issuer or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

(k)    Section 11.23. A new Section 11.23 is hereby added to the Credit Agreement to read as follows:

11.23    Appointment of Company.

Each of the Borrowers hereby appoints the Company to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Company may execute such documents and provide such authorizations on behalf of such Borrowers as the Company deems appropriate in its sole discretion and each Borrower shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, L/C Issuer or a Lender to the Company shall be deemed delivered to each Borrower and (c) the Administrative Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Company on behalf of each of the Borrowers.

2.    Effectiveness; Conditions Precedent. This Amendment shall be and become effective as of date hereof when all of the conditions set forth in this Section 3 shall have been satisfied.

(a)    Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrowers, the Administrative Agent, the Lenders and each Extending Lender.

(b)    Extension. The Administrative Agent shall have received a certificate of each Borrower dated as of the Third Amendment Effective Date signed by a Responsible Officer of such Borrower (i) certifying and attaching the resolutions adopted by such Borrower approving or consenting to the extension and (ii) in the case of the Company, certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article VI of the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Third Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this clause (b), the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 7.01 of the Credit Agreement, and (B) no Default exists.

(c)    Lender/Arranger Fees. The Company shall have paid (i) to the Administrative Agent, for the account of each Lender approving the extension of the Maturity Date, an extension fee equal to 0.03% of such Lender’s Commitment and (ii) to the Administrative Agent and MLPFS, all fees due and payable to such Persons on the date hereof.

3.    Expenses. The Borrowers agree to reimburse the Administrative Agent for all reasonable documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable documented fees and expenses of Moore & Van Allen, PLLC.

4.    Ratification. Each Borrower acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Amendment is a Loan Document.

5.    Authority/Enforceability. Each Borrower represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by such Borrower and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) applicable Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Borrower of this Amendment.

(d)    The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it.

6.    Representations and Warranties of the Borrowers. Each Borrower represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof unless they specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (b) no Default exists.

7.    Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original.

8.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

9.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.    Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

11.    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:	ALBEMARLE CORPORATION,
a Virginia corporation

	By:	/s/ Scott A. Tozier
Name: Scott A. Tozier
Title: Senior Vice President, Chief Financial Officer

BELGIAN BORROWER:	ALBEMARLE GLOBAL FINANCE COMPANY SCA

		By:	ALBEMARLE EUROPE SPRL,
as unlimited partner

		By:	/s/ Steven L. Bray
Steven L. Bray
Title: Vice President, Deputy General Counsel and Assistant Secretary of Albemarle Corporation

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Robert Rittelmeyer
Name: Robert Rittelmeyer
Title: Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ Christopher DiBiase
Name: Christopher DiBiase
Title: Director

JPMORGAN CHASE BANK, N.A.,
as a Lender

	By:	/s/ John Kushnerick
Name: John Kushnerick
Title: Executive Director

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Andrew G. Payne
Name: Andrew G. Payne
Title: Director

BNP PARIBAS
as a Lender

By:	/s/ Nader Tannous
Name: Nader Tannous
Title: Managing Director

By:	/s/ Michael Pearce
Name: Michael Pearce
Title: Managing Director

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ David W. Kee
Name: David W. Kee
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By:	/s/ Mark S. Campbell
Name: Mark S. Campbell
Title: Authorized Signatory

MIZUHO BANK, LTD.,
as a Lender

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Richard Dalton
Name: Richard Dalton
Title: Director

U.S. BANK NATIONAL ASSOCIATION
as a Lender

By:	/s/ Allison Burgun
Name: Allison Burgun
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Christopher Keenan
Name: Christopher Keenan
Title: Assistant Vice President

THE NORTHERN TRUST COMPANY
as a Lender

By:	/s/ Keith L. Burson
Name: Keith L. Burson
Title: Senior Vice President

WHITNEY BANK
as a Lender

By:	/s/ Mark R. Phillips
Name: Mark R. Phillips
Title: Senior Vice President